                                                                    Exhibit 23.2







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-84656 and Form S-8 No. 333-17773) pertaining to the Gray Television, Inc. Capital Accumulation Plan of our report dated June 19, 2002, with respect to the financial statement of Gray Television, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


/s/ McGladrey & Pullen, LLP
Fort Lauderdale, Florida
June 26, 2003